Exhibit 10.13.3

TENTH AMENDED AND RESTATED SECURED REVOLVING NOTE

(PNC Bank, National Association)

$40,000,000.00	As of May 12, 2008

FOR VALUE RECEIVED, BIO-REFERENCE LABORATORIES, INC., a New Jersey corporation with an address at 481 Edward H. Ross Drive, Elmwood Park, New Jersey 07497 and its Subsidiary or Subsidiaries party hereto (collectively, jointly and severally the “Borrowers”), promise to pay on the earlier of demand made in accordance with the terms of the Loan Documents (as defined herein) or October 31, 2012, to the order of PNC BANK, NATIONAL ASSOCIATION (the “Lender”), in lawful money of the United States of America in immediately available funds at the Payment Office of PNC Bank, National Association as the Agent for the Lenders (the “Agent”) at its offices located at Two Tower Center Boulevard, East Brunswick, New Jersey 08816, or at such other location as Lender may designate from time to time, the principal sum of FORTY MILLION DOLLARS ($40,000,000.00) (the “Facility”) or such lesser amount as may be advanced to or for the benefit of Borrowers hereunder, together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

1.     Rate of Interest.  Amounts outstanding under this Note will bear interest at a rate per annum which, as Borrowers shall elect in accordance with the terms of the Loan Documents, shall be at all time equal to either (a) the Alternate Base Rate per annum plus the Applicable Margin with respect to Domestic Rate Loans or (b) the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Loans.  Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period.  For all Domestic Rate Loans, if and when the Alternate Base Rate changes, the rate of interest on this Note will change automatically without notice to Borrowers, effective on the date of any such change.  In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

2.     Advances. Borrowers may request advances, repay and request additional advances hereunder, subject to the terms and conditions of this Note and the Loan Documents.  In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

3.     Payment Terms.  The outstanding principal balance and any accrued but unpaid interest shall be due and payable to Agent on the earlier of demand made in accordance with the Loan Documents or October 31, 2012.  Accrued interest will be due and payable in the absence of demand on the first (1st) day of each month with respect to Domestic Rate Loans and on the last day of each Interest Period (or calendar quarter within an Interest Period, in the case of Interest Periods exceeding three months) with respect to Eurodollar Loans.  If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of New Jersey, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.  Borrowers hereby authorize Agent to charge Borrowers’ deposit account at Agent for any payment when due hereunder.  Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order Agent may choose, in its sole discretion.

4.     Late Payments; Default Rate.  If Borrowers fail to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within ten (10) calendar days of the date due and payable, Borrowers also shall pay to Lender a late charge equal to two percent (2%) of the amount of such payment.  Such ten (10) day period shall not be construed in any way to extend the due date of any such payment.  The late charge is imposed for the purpose of defraying Lender’s expenses incident to the handling of delinquent payments and is in addition to, and not in lieu of, the exercise by Agent or Lender of any rights and remedies hereunder, under the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which Agent or Lender may employ.  Upon the occurrence of an Event of Default under the Loan Documents, at the option of the Required Lenders, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be two percent (2%) per annum in excess of the interest rate in effect from time to time with respect to Domestic Rate Loans but not more than the maximum rate allowed by law (the “Default Rate”).  The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

5.     Prepayment.  The indebtedness evidenced by this Note may be prepaid in whole or in part at any time without penalty, so that the outstanding principal balance hereof may be reduced to Zero ($0) Dollars from time to time.

6.     Other Loan Documents.  This Note is issued in connection with the Amended and Restated Loan and Security Agreement dated as of September 30, 2004, as heretofore and as may in the future be amended from time to time (the “Credit Agreement”) and the Other Documents executed in conjunction therewith, as the same may be amended from time to time, the terms of which are incorporated herein by reference (the “Loan Documents”) and is secured by the property described in the Loan Documents and by such other collateral as previously may have been, is, or in the future may be granted to Agent to secure this Note.  Any capitalized term not defined herein shall be defined as set forth in the Credit Agreement, the terms and conditions of which are incorporated herein by reference as if set forth herein at length.

7.     Advance Procedures.  A request for advance made by telephone must be promptly confirmed in writing by such method as Agent may require.  Borrowers authorize Agent to accept telephonic requests for advances, and Agent shall be entitled to rely upon the authority of any person providing such instructions.  Borrowers hereby indemnify and hold Agent harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances.  Agent will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by Borrowers.

8.     Events of Default.  The occurrence of any of the Events of Default set forth in the Loan Documents will be deemed to be an “Event of Default” under this Note.  Upon the occurrence of an Event of Default:  (a) Lender shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in Section 10.5 or 10.6 of the Credit Agreement shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the option of the Required Lenders and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the option of the Required Lenders, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) Agent and Lender may exercise from time to time any of the rights and remedies available to Agent and Lender under the Loan Documents or under applicable law.

9.     Right of Setoff.  In addition to all liens upon and rights of setoff against the money, securities or other property of Borrowers given to Lender by law, Lender shall have, with respect to Borrowers’ obligations to Lender under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and Borrowers hereby assign, convey, deliver, pledge and transfer to Lender all of Borrowers’ right, title and interest in and to, all deposits, moneys, securities and other property of Borrowers now or hereafter in the possession of or on deposit with, or in transit to, Lender whether held in general or special account or deposit, whether held jointly with someone else, or whether held by Lender for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts.  Every such security interest and right of setoff may be exercised without demand upon or notice to Borrowers.  Every such right of setoff shall be deemed to have been exercised hereunder without any action of Lender, although Lender may enter such setoff on its books and records at a later time.

10.  Miscellaneous.  No delay or omission of Agent or Lender to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power, nor shall Agent or Lender’s action or inaction impair any such right or power.  Borrowers agree to pay on demand, to the extent permitted by law, all costs and expenses incurred by Agent and Lender in the enforcement of their rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of their counsel.  If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.  Borrowers and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment.  Borrowers also waives all defenses based on suretyship or impairment of collateral.  If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several.  This Note shall bind Borrowers and their successors and assigns, and the benefits hereof shall inure to the benefit of Lender and its successors and assigns.

This Note has been delivered to and accepted by Lender and will be deemed to be made in the State of New Jersey.  THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF LENDER AND BORROWERS DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, EXCLUDING ITS CONFLICT OF LAWS RULES.  Borrowers hereby irrevocably consent to the exclusive jurisdiction of any state or federal court for the county of Middlesex, New Jersey or judicial district of New Jersey, and consents that all service of process be sent by nationally recognized overnight courier service directed to Borrowers at Borrowers’ address set forth in the Credit Agreement and service so made will be deemed to be completed on the Business Day after deposit with such courier; provided that nothing contained in this Note will prevent Agent or Lender from bringing any action, enforcing any award or judgment or exercising any rights against Borrowers individually, against any security or against any property of Borrowers within any other county, state or other foreign or domestic jurisdiction.  Borrowers acknowledge and agree that the venue provided above is the most convenient forum for both Lender and Borrowers.  Borrowers waive any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

11.  Waiver of Jury Trial.  BORROWERS IRREVOCABLY WAIVE ANY AND ALL RIGHTS BORROWERS MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY SUCH DOCUMENTS.  BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

12.  Substitution of Note.  This Note evidences indebtedness created under the Credit Agreement, which indebtedness is in full force and effect on a continuing basis, unimpaired and undischarged, under the Credit Agreement.  This Note is issued in substitution for and replacement of, but not in payment or satisfaction of, that certain Ninth Amended and Restated Secured Revolving Note dated as of October 31, 2007, in the face amount of $30,000,000.00.

Borrowers acknowledge that they have has read and understood all the provisions of this Note, including the waiver of jury trial, and have been advised by counsel as necessary or appropriate.

WITNESS the due execution of this Tenth Amended and Restated Secured Revolving Note as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

ATTEST:		BIO-REFERENCE LABORATORIES,
INC., a New Jersey corporation

By:	/S/ Sam Singer	By:	/S/ Marc D. Grodman,
	SAM SINGER, Secretary		MARC D. GRODMAN, President

ATTEST:		BRLI NO. 2 ACQUISITION `CORP.,
a New Jersey corporation
doing business as GENEDX, Inc

By:	/S/ Sam Singer	By:	/S/ Marc D. Grodman,
	SAM SINGER, Secretary		MARC D. GRODMAN, President

Sixth Amendment to Loan Documents

THIS SIXTH AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is made as of May 12, 2008, and is by and among Bio-Reference Laboratories, Inc. (“BRLI”), and BRLI No. 2 Acquisition Corp., which conducts business as GENEDX, Inc. (referred to herein from time to time as a “Subsidiary Party”) (BRLI and the Subsidiary Party herein each a “Borrower” and, collectively, “Borrowers”), the financial institutions which are party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION in its capacity as the agent for the Lenders and as the sole Lender (in each such capacity, the “Bank”).

BACKGROUND

A.            The Borrowers have executed and delivered to the Bank, one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrowers’ obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

B.            The Borrowers and the Bank desire to amend the Loan Documents to, among other things, extend the term of their lending arrangements, increase the amount available to be borrowed under Borrowers’ revolving line of credit, and change certain of the other terms and conditions of the Loan Documents, all as provided for in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

1.         Certain of the Loan Documents are amended as set forth in Exhibit A.  Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment.  This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents.  To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

2.         (a) Each of the Borrowers hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference.

(b) Each of the Borrowers hereby certifies that (i) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (ii) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained or shall be obtained on a timely basis pursuant to the terms of this Amendment and (iii) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of each Borrower, enforceable in accordance with its terms.  The Borrowers confirm that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

3.             Each of the Borrowers hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrowers or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrowers’ existing and future Obligations to the Bank, as modified by this Amendment.

4.             As a condition precedent to the effectiveness of this Amendment, the Borrowers shall comply with the terms and conditions (if any) specified in Exhibit A.

5.             To induce the Bank to enter into this Amendment, to the extent permitted by law, each of the Borrowers waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents, and employees from any liability, damage, claim, loss or expense of any kind that it may have against the Bank or any of them arising out of or relating to the Obligations.  Each of the Borrowers further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations.  Each of the Borrowers further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

6.             This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

7.             This Amendment will be binding upon and inure to the benefit of each Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

8.             This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New Jersey, excluding its conflict of laws rules.

9.             Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed.  Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved).  Each of the Borrowers expressly ratifies and confirms the waiver of jury trial provisions contained in the Loan Documents.

WITNESS the due execution of this Sixth Amendment to Loan Documents as a document under seal as of the date first written above.

ATTEST:		BIO-REFERENCE LABORATORIES, INC.

By:	/S/ Sam Singer	By:	/S/Marc D. Grodman
Name:	SAM SINGER		Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary			Title: President

ATTEST:		BRLI NO. 2 ACQUISITION CORP.,
doing business as GENEDX, Inc.
a Subsidiary Party

By:	/S/ Sam Singer	By:	/S/Marc D. Grodman
Name:	SAM SINGER		(SEAL)
Title:	Secretary		Name:	MARC D. GRODMAN
			Title:	President

PNC BANK, NATIONAL ASSOCIATION

		By:	/S/Parameswar Sivaramakrishnan
(SEAL)
			Name:	PARAMESWAR SIVARAMAKRISHNAN
			Title:	Vice President

EXHIBIT A TO

SIXTH AMENDMENT TO LOAN DOCUMENTS

A.            The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

1.         Amended and Restated Loan and Security Agreement dated as of September 30, 2004, as amended by that certain:  (a) letter amendment dated April 20, 2005, (b) Second Amendment to Loan Documents dated as of January 19, 2006, (c) Third Amendment to Loan Documents dated September 13, 2006, (d) Fourth Amendment to Loan Documents Dated as of October 1, 2006, and (e) Fifth Amendment to Loan Documents dated as of October 31, 2007 (as amended, the “Loan Agreement”).

2.         All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

B.            The Loan Agreement is hereby amended as follows:

1.         Definitions.  Article 1 of the Loan Agreement is hereby amended to amend and restate the definition of “Maximum Revolving Advance Amount” in its entirety as follows:

“Maximum Revolving Advance Amount” shall mean Forty Million Dollars ($40,000,000.00).

2.         New Definitions.  Article 1 of the Loan Agreement, Section 1.2 is hereby amended to add the following as new definitions:

“Sixth Amendment” shall mean the Sixth Amendment to Loan Documents dated as of the Sixth Amendment Closing Date.

“Sixth Amendment Closing Date” shall mean May 12, 2008.

3.         Amendment to Capital Expenditures Covenant.  Article 7 of the Loan Agreement is hereby amended to amend and restate Subsection 7.6 in its entirety as follows:

7.6.           Capital Expenditures.  Enter into any agreements to purchase or pay for or become obligated to pay for capital expenditures, long term leases, capital leases and/or sale lease-backs, during any fiscal year in an amount aggregating in excess of Fifteen Million Dollars ($15,000,000.00) during any fiscal year.

4.         Extension of Term, Termination by Borrowers.  Article 13 of the Loan Agreement is hereby amended to amend and restate Sections 13.1 and 13.2 in their entireties as follows:

13.1.         Term.  This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until October 31, 2012 (the “Term”) unless sooner terminated as herein provided.

13.2          Termination by Borrowers.  Borrowers may terminate this Agreement at any time upon not less than sixty (60) days’ prior written notice and payment in full of the Obligations.  In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Borrower shall pay to Agent for the benefit of Lenders an early termination fee in an amount equal to:

(a)            if the Early Termination Date occurs on or after the Sixth Amendment Closing Date but before October 31, 2009, one percent (1%) of the total of (i) the Maximum Revolving Advance Amount plus (ii) the aggregate outstanding principal balance of all Advances other than Revolving Advances;

(b)            if the Early Termination Date occurs on or after October 31, 2009, but before October 31, 2010, three-quarters of one percent (0.75%) of the total of (i) the Maximum Revolving Advance Amount plus (ii) the aggregate outstanding principal balance of all Advances other than Revolving Advances;

(c)            if the Early Termination Date occurs on or after October 31, 2010, but before October 31, 2011, one-half of one percent (0.50%) of the total of (i) the Maximum Revolving Advance Amount plus (ii) the aggregate outstanding principal balance of all Advances other than Revolving Advances; or

(d)            if the Early Termination Date occurs on or after October 31, 2011, but before October 31, 2012, one-quarter of one percent (0.25%) of the total of (i) the Maximum Revolving Advance Amount plus (ii) the aggregate outstanding principal balance of all Advances other than Revolving Advances, provided also, however, in the event that this Agreement is terminated as a result of Borrowers’ entering into a refinancing transaction with the corporate banking division of Bank, then the requirement to pay the early termination fee shall be waived upon the closing of such refinancing.

C.            Conditions to Effectiveness of Amendment:  Bank’s willingness to agree to the amendments set forth in this Amendment is subject to the prior satisfaction of the following conditions:

1.            Execution by all parties and delivery to PNC of the following, each in form and substance acceptable to Agent:

(a)            This Sixth Amendment, together with the Consent by Guarantor attached to this Sixth Amendment;

(b)            A Tenth Amended and Restated Secured Revolving Note in the amount of Forty Million Dollars ($40,000,000.00) executed by each Borrower;

(c)            A resolution authorizing the due execution of this Amendment by each Borrower; and

(d)            Such other documents, agreements and instruments as Bank shall reasonably require.

2.            Reimbursement by Borrowers of the fees and expenses of Bank’s counsel, whether incurred in connection with this Amendment or in conjunction with the continuing commercial lending relationship between PNC and Borrowers, which fees and expense may be paid by Agent making a loan from the revolving line of credit, from time to time, in the amount of such fees and expenses and retaining the proceeds in satisfaction of same.

CONSENT BY GUARANTOR

The undersigned Guarantor to the provisions of the foregoing Amendment (the “Amendment”) and all prior amendments (if any) and confirms and agrees that:

(a)           the Guarantor’s obligations under its:  (i) Continuing Unlimited Corporate Guaranty dated as of September 30, 2004, (ii) Amended and Restated Continuing Unlimited Corporate Guaranty dated as of October 31, 2006, and (iii) Guarantor’s Security Agreement dated as of September 30, 2004 (collectively, the “Guaranty”), relating to the Obligations mentioned in the Amendment, shall be unimpaired by the Amendment; and

(b)           the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against the Bank, its officers, directors, employees, agents or attorneys with respect to the Guaranty; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Obligations, as modified by the Amendment.  The Guarantor certifies that all representations and warranties made in the Guaranty are true and correct.

The Guarantor hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Guarantor or third parties (if applicable), shall continue unimpaired and in full force and effect, shall cover and secure all of the Guarantor’s existing and future Obligations to the Bank, as modified by this Amendment.

The Guarantor ratifies and confirms the waiver of jury trial provisions contained in the Guaranty.

WITNESS the due execution of this Consent and Acknowledgement as a document under seal as of the date of this Sixth Amendment, intending to be legally bound hereby.

ATTEST:				CareEvolve.com, Inc.

By:	/S. Sam Singer	By:	/S/ Marc D. Grodman
Name:	SAM SINGER		Name:	MARC D. GRODMAN (SEAL)
Title:	Secretary		Title:	President